UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GENERAL MOTORS COMPANY

300 Renaissance Center, Detroit, Michigan 48265

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2022 General Motors Annual Meeting of Shareholders

The Proxy Statement, Notice of 2022 Annual Meeting of Shareholders and The Proxy Statement, Notice of 2022 Annual Meeting of Shareholders and 2021 Annual Report are available at www.proxyvote.com 2021 Annual Report are available at www.proxyvote.com MEETING INFORMATION MEETING INFORMATION Meeting Type: Annual Meeting Meeting Type: Annual Meeting For holders as of: April 19, 2022 Date: June 13, 2022 Date: June 13, 2022 Time: 2:00 p.m. Eastern Time Time: 2:00 p.m. Eastern Time Location: Meeting live via the internet only – please visit www.virtualshareholdermeeting.com/GM2022 Location: Virtual www.virtualshareholdermeeting.com/GM2022 VOTE BY INTERNET VOTE BY TELEPHONE www.proxyvote.com 1-800-690-6903

Table of Contents 4 Proxy Voting Roadmap 5 Company Overview 8 Corporate Governance Overview 14 Executive Compensation Overview 17 Supply Chain Resiliency Update 3

Proxy Voting Roadmap Board Vote Voting Matter Recommendation FOR Item 1 Annual Election of Directors each director nominee Proposal to Approve, on an Advisory Basis, Named Executive Officer Item 2 FOR Compensation Proposal to Ratify the Selection of Ernst & Young LLP as the Company’s Item 3 FOR Independent Registered Public Accounting Firm For 2022 Shareholder Proposal to Lower the Ownership Threshold to Call a Item 4 AGAINST Special Meeting Item 5 Shareholder Proposal Regarding Separation of Chair and CEO Roles AGAINST Shareholder Proposal Requesting a Report on the Use of Child Labor in Item 6 AGAINST Connection with Electric Vehicles 4

Company Overview 5

General Motors z e r o c r a s h e s , z e r o e m i s s i o n s a n d z e r o c o n g e s t i o n $10B Net Income and $14.3B 157,000 Employees Worldwide* Headquartered in Detroit, MI EBIT-adjusted in 2021 $127B in Revenue in 2021 6 Global Manufacturing Operations 10 Distinct Global Brands *Based on 2021 Data

Key Performance Highlights

Record Financial Results	Despite a challenging and uncertain operating environment in 2021, delivered record full-year financial results, including net income of $10.0 billion and EBIT-adjusted of $14.3 billion
Driving Growth	Committed to investing more than $35 billion in EV and AV technology from 2020 to 2025 to achieve our goal of EV leadership in North America and safely commercialize self-driving technology
EV Acceleration	Delivered our first Ultium-powered EVs to customers in the GMC HUMMER EV Pickup and the BrightDrop Zevo 600
AV Advancement	Recently increased our stake in Cruise, which - as of this month - became the first and only company permitted to operate a commercial, driverless ridehail service in a major U.S. city.
New Market Expansion	Alongside Ultium and Cruise, investing aggressively in other growth platforms and new businesses, including BrightDrop, GM Defense, OnStar Insurance, Ultifi, and more, to drive innovation and create new markets

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Corporate Governance Overview 8

Board Overview Committees Independent Racially / Ethnically Chaired by Women Director Nominees Diverse Directors 33% 11 of 12 67% 2021 Full Average Years 2021 Average Board Meetings Of Tenure Director Attendance * 11 6 99% 9 *Attendance based on both Board and Committee meetings in 2021

Board recommends a vote **FOR** each director nominee

Proxy Item #1: Director Nominees

	Skill Set									ESG
	Sr. Lead	Mfg.	Global	Fin.	Govt.	Mrkt.	Tech	Cyber	Risk	Expertise*
 Mary T. Barra Chair & CEO	✓	✓	✓	✓			✓		✓	SG
Patricia F. Russo Lead Independent Director 	✓	✓	✓	✓		✓	✓		✓	SG
 Aneel Bhusri	✓			✓			✓	✓	✓	SG
Wesley G. Bush 	✓	✓	✓	✓	✓		✓	✓	✓	ESG
 Linda R. Gooden	✓	✓	✓	✓	✓		✓	✓	✓	SG
Joseph Jimenez 	✓	✓	✓	✓		✓			✓	EG
 Judith A. Miscik	✓		✓	✓					✓	G
Thomas M. Schoewe 	✓	✓	✓	✓		✓	✓	✓	✓	G
 Carol M. Stephenson	✓		✓	✓	✓	✓	✓		✓	SG
Mark A. Tatum 	✓		✓			✓			✓	SG
 Devin N. Wenig	✓		✓	✓		✓	✓		✓	G
Margaret C. Whitman 	✓	✓	✓	✓	✓	✓	✓	✓	✓	ESG

*Based on 2021 Self-Assessment

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Strong Board and Committee Oversight The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position GM to compete more effectively, sustain its success, and build long-term shareholder value. ESG Oversight in 2021 Strategic Oversight in 2021 • The Board conducted a formal ESG self-evaluation • The Board conducted three director education designed to ensure that the Board possesses the sessions throughout the year to receive in-depth requisite skills and expertise to oversee the briefings on critical topics, including: Company’s ESG opportunities, priorities, and risks − Technical review of batteries and other key • The Board Committees incorporated ESG components of electric propulsion systems responsibilities into their charters in recognition that ESG is foundational and fully integrated within our − Update on our EV supply chain with a focus on strategy and vision of an all-electric future sourcing raw materials, rare earth elements, and semiconductors – Including annual Audit and GCRC Committee joint approval of the Sustainability Report − An in-depth review of our AV strategy 11

Board recommends a vote AGAINST Proxy Items #4 & 5 Shareholder Rights Proxy Items #4 & #5 Our policies and practices promote • The Board believes Ms. Barra's service as Chair and CEO provides a transparency and accountability and clear and unified strategic vision for the Company ensure shareholders have a meaningful right to call a special meeting – The Board considers the leadership structure for GM on an annual basis, including the combination or separation of the 25% requirement to call special meeting Chair and CEO roles Annual director elections – This allows for the optimal leadership structure at any time Majority voting in uncontested director elections • GM has a strong Independent Lead Director that provides an additional Annual say-on-pay vote layer of leadership and oversight on behalf of shareholders Proxy Access bylaw that allows – Specific duties include providing leadership whenever the Chair shareholder director nominees in the may have a conflict of interest and leading non-management Company's proxy material directors in the annual evaluation of the CEO's performance and compensation, among others No shareholder rights plan No supermajority voting provisions • The non-management directors, all of whom are independent, met in executive session of the Board six times in 2021, in addition to numerous executive sessions of the Committees 12

Independent Lead Director Trusted Advisor | Strong and Focused Leadership Ms. Russo is the Board’s Independent Lead Director, a role she has held since 2021 Unique Qualifications • Extensive knowledge and advocacy of GM’s cultural and strategic transformation • Strong leadership bolstered by prior public company independent lead director, C-Suite management, and board chair experience • Demonstrates independent judgement while serving as influential strategic voice on behalf of Board colleagues • Proactive oversight of the Board’s responsibilities, including its Five-Year Succession Plan • Champions integration of ESG oversight into Board governance process • History of collaborative engagement with key shareholder and stakeholder coalitions, including meeting with holders of over 30% of the Company’s outstanding common stock before the 2022 annual meeting • Perfect attendance record and frequent mentor to management team, including regular 13 1:1s with CEO

Executive Compensation Overview 14

Board recommends a vote FOR Proxy Item #2 Performance Based Compensation Focusing performance on EBIT-adjusted, Adjusted Automotive Free Cash Flow (AAFCF), and strategic goals in the short term, combined with measuring Relative ROIC-adjusted and Relative TSR in the long term, provided direct alignment of our executive compensation program with the interests of our shareholders and focused senior leaders on making the investments that will provide profitable long-term growth. 2021 LTIP 2021 STIP 25% 25% Strategic Stock 37.5% Goals Options PSUs - Relative 75% 50% 75% ROIC - Financial PSUs EBIT - adjusted Performance adjusted 25% 37.5% AAFCF PSUs - RelativeTSR 15

Long-Term Incentive Plan Design Changes The 2022 LTIP design will continue to have a mix of PSUs and Stock Options. PSUs will now include the following performance measures: PSUs – 75% EBIT-adjusted Margin – 30% Relative TSR – 30% EV Measures – 15% • GMNA EV Volume • GMNA EV Launch Timing • GMNA EV Launch Quality (modifier) Stock Options – 25% These changes further align our executive compensation programs with our all-electric future and directs additional focus on Company growth and ESG performance, which will better support our path to 16 EV leadership and expansion into new markets and technologies.

Supply Chain Resiliency Update 17

Board recommends a vote **AGAINST** Proxy Item #6

Proxy Item #6: Supply Chain Resiliency

Policies and Practices Building a more Resilient, Sustainable, and Scalable EV Supply Chain

Human Rights

GM is deeply committed to protecting human rights and has a zero-tolerance policy towards child labor, and our commitments are outlined in our corporate policies, including:

- Supplier Code of Conduct
- Human Rights Policy
- Conflict Minerals Policy
- Responsible Minerals Sourcing Policy
- Anti-Slavery and Human Trafficking Statement

Defined Supplier Expectations

We survey all active suppliers within GM's Supply Power portal annually and expect our Tier 1 suppliers to adhere to the Supplier Code of Conduct

GM asks our suppliers to sign an ESG Partnership pledge to advance global climate action and human rights (53% of GM's Tier 1 material annual purchase value has already signed the pledge)

GM responds swiftly and appropriately to violations or alleged violations, up to and including the termination of business relationships

Accountability and Transparency

GM's approach to supply chain governance, human rights, and compliance are addressed in our annual Sustainability Report

We will continue to provide robust public disclosure on our actions and engagement on human rights matters, throughout the supply chain and in June, GM will publish its first-ever Corporate Human Rights Benchmark disclosure, which will be available at www.gmsustainability.com

Supplier Pledge Principles

1. Commit to carbon neutrality for designated emissions categories
2. Develop a comprehensive social responsibility program
3. Improve sustainable procurement practices

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GM’s Joint Venture Initiatives Mitigating Risk and Building Supply Resiliency through Partnerships Australian Cobalt TX Magnets NY Silicon Carbide Announced a multi-year Announced the sourcing agreement with Strategic supplier formation of strategic Glencore to supply cobalt agreement with collaborations with from its Murrin operation Wolfspeed to vacuumschmelze (VAC) in Australia. Cobalt is an Rare Earth develop and provide and MP Materials to important metal in the Minerals CA Lithium silicon carbide power develop a fully production of EV device solutions for integrated U.S. supply Cathode Active Strategic MoU with GE batteries, and the cobalt GM’s EVs chain for rare earth Materials (CAM) investment and Renewable Energy processed from Australia magnets - GM will be collaboration with Production started to develop rare Joint Venture will be used in GM’s the first automotive Controlled April 2022 earth materials with POSCO Ultium battery cathodes customer for MP’s Thermal supply chain to Chemical to build newest manufacturing Resources (CTR) support EV growth an estimated center in Texas $400M facility in to secure local in North America Quebec to and low-cost and Europe produce CAM lithium JUL 2021 OCT 2021 NOV 2021 DEC 2021 MAR 2022 APR 2022 19

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Information Relevant to this Presentation Cautionary Note on Forward-Looking Statements: This presentation and related comments by management may include “forward- looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgement about possible future events and are often identified by words such as “aim”, “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgements are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of important factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law. Non-GAAP Financial Measures: See our most recent Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission for a description of EBIT-adjusted, a non-GAAP measure used in this presentation, along with a description of various uses for such measure. Our calculation of EBIT-adjusted is set forth on the Appendix of this presentation and may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of this non-GAAP measure has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures. When we present our total company EBIT-adjusted, GMF is presented on EBT- adjusted basis. Additional Information: In this presentation and related comments by management, references to “record” or “best” performance (or similar statements) refer to General Motors Company as established in 2009 on a continuing operations basis. 21

APPENDIX The following table reconciles Net Income Attributable to Stockholders under GAAP to EBIT-adjusted: ($B) $10.0 Net Income Attributable to Stockholders 2.8 Income Tax Expense 1.0 Automotive Interest Expense ) (0.1 Automotive Interest Income Adjustments: (1) Patent royalty matters 0.3 (2) GM Brazil indirect tax matters 0.2 (3) Cadillac dealer strategy 0.2 (4) GM Korea wage litigation 0.1 Total Special Items 0.7 EBIT-adjusted $14.3 *Amounts may not sum due to rounding (1) This adjustment was excluded because it relates to potential royalties accrued with respect to past-year sales. (2) This adjustment was excluded because it relates to a potential settlement with certain third parties relating to retrospective recoveries of indirect taxes in Brazil. (3) This adjustment was excluded because it relates to strategic activities to transition certain Cadillac dealers from the network as part of Cadillac’s electric vehicle strategy. (4) This adjustment was excluded because of the unique events associated with recent Supreme Court of the Republic of Korea decisions related to our salaried workers.22